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                            SHAREHOLDER'S AGREEMENT

     This Shareholder's Agreement (this "Agreement"), dated January 31, 1997, is among Drillers, Inc., a Texas corporation ("Buyer"), DI Industries, Inc., a Texas corporation ("DI") and F.C. West ("Shareholder").

     WHEREAS, Buyer and Flournoy Drilling Company (the "Company"), a Texas corporation, are parties to an Asset Purchase Agreement dated December 31, 1996 (the "Asset Purchase Agreement"), which provides, upon the terms and subject to the conditions thereof, for the acquisition by Buyer of substantially all of the assets of the Company ("Assets");

     WHEREAS, in order to induce Buyer to consummate the transactions contemplated by the Asset Purchase Agreement, Shareholder has agreed to execute and deliver this Agreement as provided in Section 8.4 of the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.   Guaranty of Company Indemnification Obligation.

          (a) The Shareholder hereby irrevocably and unconditionally guarantees to Buyer the prompt and full discharge by the Company of all of the Company's covenants, agreements, obligations and liabilities under Section 9.1 of the Asset Purchase Agreement including, without limitation, the due and punctual payment of all amounts which are or may become due and payable by the Company thereunder when and as the same shall become due and payable (collectively, the "Company Obligations"), in accordance with the terms hereof. The Shareholder acknowledges and agrees that, with respect to the Company Obligations, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against the Company. If the Company shall default in the due and punctual performance of any Company Obligation, including the full and timely payment of any amount due and payable pursuant to any Company Obligation, the Shareholder will forthwith perform or cause to be performed such Company Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense. The liabilities and obligations of the Shareholder pursuant to this Agreement are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (1) any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of any Company Obligation by operation of law or otherwise;

          (2) the invalidity or unenforceability, in whole or in part, of this Agreement or the Asset Purchase Agreement;

          (3) any modification or amendment of or supplement to this Agreement or the Asset Purchase Agreement;

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          (4) any change in the corporate existence, structure or ownership of
     Buyer or the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either of them or their assets; or

          (5) any other act, omission to act, delay of any kind by any party hereto or any other person, or any other circumstance whatsoever that might, but for the provisions of this Section 1(a), constitute a legal or equitable discharge of the obligations of the Shareholder hereunder.

       (b) The Shareholder hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Buyer to proceed against or take any action against or pursue any remedy with respect to the Company or any other person or make presentment or demand for performance or give any notice of nonperformance before Buyer may enforce its rights hereunder against the Shareholder.

     (c) The Shareholder's obligations hereunder shall remain in full force and effect until the Company Obligations shall have been performed in full. If at any time any performance by any Person of any Company Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Shareholder's obligations hereunder with respect to such Company Obligation shall be reinstated at such time as though such Company Obligation had become due and had not been performed.

     (d) Upon performance by the Shareholder of any Company Obligation, the Shareholder shall be subrogated to the rights of Buyer against the Company with respect to such Company Obligation; provided, that the Shareholder shall not enforce any Company Obligation by way of subrogation against the Company while any Company Obligation is due and unperformed by the Company.

     (e) Pursuant to Section 9.3 of the Asset Purchase Agreement, notwithstanding any other provisions to the contrary in this Agreement, the Shareholder's liability under this Section 1 shall be limited to the sum of $1,000,000 cash or, if the Company so elects, shares of DI Common Stock with a total value of $1,000,000 at the last reported sale price of DI Common Stock on the American Stock Exchange averaged for the ten trading days prior to the date of payment of such indemnified amount.

     2.   DI's Obligation to Issue Additional Shares.

     DI shall issue to the Shareholder after the Determination Date (as defined below) the number of shares of DI's Common Stock, par value $0.10 (the "Common Stock"), issuable to the Shareholder, if any, under the terms and subject to the conditions set forth in this Section 2 (the "Additional Shares"). The number of Additional Shares issuable to the Shareholder shall be equal to the number of shares of Common Stock calculated by dividing (i) the Shortfall Amount by (ii) the Average DI Stock Price during the Measurement Period, as such terms are hereafter defined. Any fractional share resulting from such calculation shall be rounded up to the nearest whole share.

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          (a) The term "SHORTFALL AMOUNT" shall mean with respect to each
     Shareholder one-half of the positive difference, if any, between (i) the product of (x) $2.00, multiplied by (y) the number of Distributed Shares, minus (ii) the sum of (A) the gross proceeds of all Public Dispositions (as such term is hereinafter defined), (B) the gross proceeds of all Private Dispositions (as such term is hereinafter defined) and (C) the product of
     (x) the Average DI Stock Price during the Measurement Period, multiplied by
     (y) the number of Distributed Shares that remain beneficially owned by Shareholder as of 5:00 p.m. New York, New York time on the Determination Date.

          (b) The term "DISTRIBUTED SHARES" shall mean, with respect to each Shareholder, the number of shares of Common Stock distributed to such Shareholder by the Company as a liquidating distribution.

          (c) The term "DISPOSITION" shall mean and include a sale, assignment, pledge, gift, transfer or other conveyance of some or all (or any undivided interest in some or all) of the Common Stock, or any contract or option to make any such sale, assignment, pledge, transfer or conveyance. The term "PUBLIC DISPOSITION" shall mean a Disposition effected by the sale of all or any portion of the Distributed Shares on the American Stock Exchange or such other principal trading market on which the Common Stock is then publicly traded. A Public Disposition shall be deemed to occur on the date such transaction occurs rather than the settlement date thereof. The term "PRIVATE DISPOSITION" shall mean any Disposition of Distributed Shares that is not a Public Disposition, and does not result in the Shareholder retaining beneficial ownership of the Distributed Shares. As used in this Agreement, gross proceeds of a Private Disposition shall mean the greater of: (i) the fair market value of all consideration given by the transferee(s) in such Private Disposition, and (ii) the product of (A) the Average DI Stock Price during the ten Trading Days (hereinafter defined) immediately preceding the date of the Private Disposition multiplied by (B) the number of Distributed Shares transferred in such Private Disposition.

          (d) The term "AVERAGE DI STOCK PRICE" shall mean the average of the last reported sale price regular way of the Common Stock on the American Stock Exchange or other principal trading market on which the Common Stock is then publicly traded calculated for the number of Trading Days over which such average is to be computed, or if the principal market on which the Common Stock is then traded does not report prices on the basis of sale transactions, the average of the closing bid and ask prices for the Common Stock over the applicable number of Trading Days.

          (e) The term "MEASUREMENT PERIOD" shall mean the first ten Trading Days immediately prior to and including the Determination Date on which none of the Shareholders or their respective Affiliates shall have sold or offered for sale any shares of the Common Stock in any public securities market on which the Common Stock is then traded. In the event that any of the Shareholders or their respective Affiliates have sold or offered for sale Common Stock on a Trading Day that would otherwise be included in the Measurement Period, such Trading Day shall be excluded from the Measurement Period and in substitution for such day there shall be added to the beginning of the

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     Measurement Period the next preceding Trading Day on which no such sales or offers were made by any of the Shareholders or their respective Affiliates. For purposes of this paragraph (e), an offer of Common Stock shall be deemed to have occurred in connection with an underwritten public offering only from the period from and including the effective date of the registration statement for the offering through and including the closing date of such public offering. No offer of Common Stock shall be deemed to have occurred for purposes of this paragraph (e) with respect to Common Stock covered by a shelf registration statement under Rule 415 under the Securities Act except on days on which orders for sales of Common Stock have been placed by any Shareholder or their respective Affiliates on the American Stock Exchange or other principal securities market on which the Common Stock may then be publicly traded.

          (f) A "TRADING DAY" shall mean a day on which the Common Stock is traded on the American Stock Exchange, or the principal trading market on which the Common Stock is then publicly traded if other than the American Stock Exchange.

          (g) The "DETERMINATION DATE" shall mean the one year anniversary of the Closing Date under the Asset Purchase Agreement, unless the Shareholder shall have sold all of the Shares before such anniversary date, in which event the Determination Date shall be the next Trading Day following the final sale of Shares.

          (h) An "AFFILIATE" of a person shall have the meaning ascribed to that term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as promulgated by the U.S. Securities and Exchange Commission (the "SEC"), and, with respect to a Shareholder, shall include all of the Company's other Shareholders.

          (i) Promptly after the Determination Date, but in no event later than ten business days after the Determination Date, Shareholder shall deliver to the Company an originally executed, written certification sworn to and notarized by the Shareholder containing the following information:

               (i) a true and complete description of each Public Disposition by Shareholder through and including the Determination Date, which description shall include the number of Distributed Shares included in each Public Disposition, the date of each Public Disposition, and the amount of gross proceeds from any such Public Disposition;

               (ii) a true and correct description of the character and terms of each Private Disposition, including, without limitation, the number of Distributed Shares included in the Private Disposition, the date of such Private Disposition, the amount of all cash consideration given by the transferee, and the nature and fair market value of all noncash consideration given by the transferee(s) for, or in connection with, such Private Disposition; and

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               (iii)  the number of Distributed Shares that remain beneficially owned by Shareholder as of 5:00 p.m. local time in New York, New York on the Determination Date, and the owner of record of such Shares if other than Shareholder.

     (j) Examples. Attached as Exhibit F-1 are illustrations showing the parties' intended interpretation and application of the provisions of this
Section 2 to certain hypothetical fact situations.

Upon request of DI, Shareholder shall promptly provide such other and further information and documents and affidavits as DI may request to verify the number of Additional Shares, if any, issuable pursuant to this Agreement.

     (k) Within five business days after being furnished the information required to be provided by the Shareholder under this Agreement or as may be required to assure compliance by DI with federal and applicable state securities laws, DI shall issue the Additional Shares and shall deliver to the Shareholder a stock certificate for the Additional Shares duly registered in the name of the Shareholder. Shareholder covenants and agrees that for a period of twelve months following each sale of Distributed Shares during the Determination Period, neither Shareholder nor its Affiliates shall purchase any shares of Common Stock.

     (l) Within five business days after being furnished the information required to be provided by Shareholder under this Agreement or as may be required to assure compliance by DI with federal and applicable state securities laws, DI may, in its sole discretion, in lieu of issuing the Additional Shares, pay to Shareholder an amount in cash equal to the Shortfall Amount by wire transfer of immediately available funds.

     (m) The Shareholder agrees that he will not engage in a Disposition within the ten Trading Days immediately prior to the one year anniversary of the Closing Date. Shareholder also acknowledges and agrees that he may be requested not to make a Disposition for a period of time by DI because of requirements by underwriters of DI securities or as a requirement of the Securities Act. It is understood and agreed that the period shall not exceed 90 days.

     3. Representation of Shareholder. Shareholder hereby represents and warrants to Buyer and DI that Shareholder has no current plan or intention to engage in a sale, transfer, exchange, distribution, pledge or other disposition, or otherwise reduce his risk of ownership of, more than forty-five percent of the DI Stock he receives from the Company.

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     4.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by registered or certified mail, postage prepaid, addressed to the respective parties as follows:

     If to Buyer or DI:

               DI Industries, Inc.
               625 Paragon Center Drive
               450 Gears Road
               Houston, Texas  77067
               Attn: Thomas P. Richards

     with a copy to:

               Gardere Wynne Sewell & Riggs, L.L.P.
               333 Clay Avenue, Suite 800
               Houston, Texas  77002
               Attn:  Frank M. Putman

     If to the Shareholder:

               F.C. West
               1909 E. Main
               Alice, Texas  78332

or to such other address as a party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     7. Captions. The section headings herein are for convenience only and shall not affect the construction hereof.

     8. Assignability. Shareholder may not assign any of his rights or obligations hereunder to any other person without the prior written consent of DI. DI and Buyer may not assign any of their respective rights or obligations hereunder to any other person without the prior written consent of Shareholder, except that no such consent will be required in connection with an assignment by Buyer or DI to an affiliate.

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     9.  Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     10. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     12. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and nothing contained herein should be deemed to confer upon any third parties any remedy, claim, liability reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

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     IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date first above written.

                                    DRILLERS, INC.



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------



                                    DI INDUSTRIES, INC.


                                    By:
                                       --------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                           ----------------------------



                                    SHAREHOLDER


                                    -----------------------------------
                                    F.C. West

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